Rule 424(b)(3)
Registration Statement No. 333-106320
Pricing Supplement No. 8
Dated August 18, 2004
(To Prospectus dated March 19, 2004 and
 Prospectus Supplement dated April 23, 2004)
INTERNATIONAL LEASE FINANCE CORPORATION
$1,500,000,000
Medium-Term Notes, Series P
Principal Amount:						$100,000,000.00
Issue Price:							$99,902,000.00
Net Proceeds to the Company:					$99,502,000.00
Agent:								LEHMAN BROTHERS
CUSIP:								45974VZU5
Settlement Date:						08/23/04
Stated Maturity (date):						01/20/15
Interest Rate:							4.150%
Overdue Rate (if any):						N/A
Redeemable by the Company on or after:				N/A
Repayable at the option of the holder on:
The holders of the notes will have the right to put the notes back to the Company at Par on January 20, 2010, with no more than 60 and no fewer than 30 calendar days notice.  If the option is not exercised on January 20, 2010, the notes will remain outstanding until the maturity date.  See "Description of Medium-Term Notes, Series P -
Redemption and Repayment" of the accompanying prospectus supplement which is incorporated herein by reference.
Optional Reset Dates:						N/A
Extension Periods:						N/A
Final Maturity:							N/A
Repurchase Price (for Original Issue Discount Notes):		N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: